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                             BIG DOG HOLDINGS, INC.

                             STOCK OPTION AGREEMENT


     This Stock Option Agreement (the "Agreement") is entered into as of _____________, 1997 between BIG DOG HOLDINGS, INC., a Delaware corporation (the "Company"), and ______________________________________ (the "Optionee").

     WHEREAS, the Company desires, by affording the Optionee an opportunity to purchase shares of its Common Stock (the "Stock"), to carry out the purposes of the Company's 1997 Stock Option Plan (the "Plan").

     THEREFORE, in consideration of the mutual covenants herein and other valuable consideration, the parties hereby agree as follows (all capitalized terms not defined herein shall have the meaning provided in the Plan):

     SECTION 1 - GRANT OF OPTION

     The Company hereby grants to the Optionee an option (the "Option") to purchase an aggregate of ______________________________ (__________) shares of
Stock (the "Option Shares").

     SECTION 2 - PURCHASE PRICE

     The Exercise Price for the Stock covered by this Option shall be $__________ per share.

     SECTION 3 - OPTION TERM

     No part of this Option may be exercised on or after the tenth anniversary date of this Agreement.

     SECTION 4 - EXERCISE

     This Option may only be exercised to the extent that Option Shares are "Vested." This Option shall Vest in accordance with the following schedule:

          a. The Option shall not be deemed to be Vested as to any Option Shares until the first anniversary date of this Agreement.


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          b.  On and after the first anniversary date of this Agreement, the
          Option shall be deemed to be Vested as to one-third of the Option
          Shares

          c. On and after the second anniversary of the date of this Agreement, the Option shall be deemed to be Vested as to an additional one-third of the Option Shares.

          d. On and after the third anniversary date of this Agreement, the Option shall be deemed to be Vested as to all Option Shares.

The number of Vested Option Shares shall be calculated to the nearest full share. Subject to the conditions in the Plan and this Agreement, until this Option expires the Optionee may purchase all or any part of his or her Vested Option Stock. No partial exercise of this Option may be for less than one hundred (100) shares. Each exercise of this Option shall be by written notice of exercise delivered to the Secretary of the Company, at its principal place of business, shall specify the number of shares to be purchased and shall be accompanied by (a) such additional information or forms as the Company may require, and (b) except as provided below, payment in cash or by check, payable to the order of the Company, in the amount of the full Exercise Price of the shares to be purchased. The date of delivery of the notice shall be deemed to be the exercise date, unless such notice specifies a date subsequent to the delivery date as the exercise date.

     As soon as practicable after any exercise of this Option in accordance with the terms of this Agreement, the Company shall deliver to the Optionee, at the main office of the Company or at such place as shall be mutually acceptable, a certificate representing the shares of Stock as to which this Option has been exercised.

     SECTION 5 - THE PLAN

     This Option is subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the Plan as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall materially adversely affect the Optionee's economic rights under this Option. Optionee hereby confirms that he/she has been given a copy of the Plan and has familiarized himself/herself with it provisions. A copy of the Plan in its then current form shall be available for inspection during business hours at the principal office of the Company.


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     SECTION 6 - EMPLOYMENT

     This Agreement shall not obligate the Company or any affiliate to employ the Optionee for any period of time, nor constitute a contract or agreement of employment with the Optionee, nor shall it interfere in any way with the right of the Company or any affiliate to reduce the Optionee's compensation or to terminate the Optionee's employment.

     SECTION 7 - NOTICES

     Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Optionee shall be addressed to him or her at his or her residence address as then set forth in the personnel records of the Company. Any such notice shall be deemed duly given when personally delivered or three business days after it is sent, registered or certified, by the United States mail.

     SECTION 8 - APPLICABLE LAW

     This Option shall be construed and enforced in accordance with the laws of the State of California.

     SECTION 9 - ENTIRE AGREEMENT

     This Agreement, the Plan and the investment Representation Letter of even date herewith set forth the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and discussions between the parties.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officers, and Optionee has hereunto set his or her hand, effective as of the date first above written.



BIG DOG HOLDINGS, INC.                       OPTIONEE


By:
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Title                                        Name:
     ------------------------------               -------------------------


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     By his or her signature below, the spouse of Optionee agrees to be bound by all of the terms and conditions of this Stock Option Agreement and the 1997
Stock Option Plan.




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